Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-92331) pertaining to the Hewlett-Packard Company 401(k) Plan of our report dated June 28, 2007, with respect to the financial statements and schedule of the Hewlett-Packard Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

San Jose, California June 28, 2007

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